UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2006

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

EarthLink, Inc. (“EarthLink”) hosted an investment community meeting in New York, New York on February 23, 2006.  A copy of the portion of the materials that pertain to New Edge Holding Company and New Edge Networks, Inc. (collectively “New Edge”) that EarthLink presented at this investment community meeting is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the proposed merger of EarthLink and New Edge (the “Merger”), EarthLink has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and New Edge has filed with the SEC an information statement, each of which contain the information statement/propectus of New Edge and EarthLink in addition to other relevant documents concerning the Merger. Investors are urged to read the information statement/propectus and any other relevant documents when they become available because they will contain important information about New Edge, EarthLink and the Merger. Investors are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, documents filed with the SEC by EarthLink can be obtained at http://www.sec.gov or by contacting EarthLink at the following address and telephone number: 1375 Peachtree Street, Atlanta, Georgia 30309, (404) 815-0770. Investors are urged to read the information statement/prospectus and any other relevant documents when they become available.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Investment community meeting presentation materials pertaining to New Edge Holding Company and New Edge Networks, Inc.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: February 23, 2006

Exhibit Index

Exhibit No.	Description
99.1	Investment community meeting presentation materials pertaining to New Edge Holding Company and New Edge Networks, Inc.